                                                     Filed by USA Interactive
                        Pursuant to Rule 425 under the Securities Act of 1933
                                      and deemed filed pursuant to Rule 14d-2
                                       of the Securities Exchange Act of 1934

                                            Subject Company: Ticketmaster.com
                                                  Commission File No. 0-25041



USA INTERACTIVE                                          [USA Interactive Logo]
SUPPLEMENTAL INFORMATION REGARDING EXCHANGE OFFERS



                  TABLE OF CONTENTS
----------------------------------------------------
                                                              PAGE
                                                              ----
Pro Forma Share Calculation & Market Capitalization             2
Pro Forma Metrics & Multiples                                   3
Comparables Metrics & Multiples                                 4
Calculation of Net Cash and VUE Securities                      5
Note on Forward-Looking Statements                              6

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INVESTORS AND SECURITY HOLDERS ARE URGED TO READ USA INTERACTIVE'S EXCHANGE
OFFER STATEMENTS FOR TICKETMASTER, EXPEDIA, INC. AND HOTELS.COM, AS APPLICABLE, TO BE INCLUDED IN REGISTRATION STATEMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain such documents and other filed documents free of charge at the SEC's website at www.sec.gov. In addition, those registration statements may also be obtained free of charge by contacting USA Interactive, 152 West 57th Street, New York, New York, 10019, Attention: Investor Relations.

-------------------------------------------------------------------------------


-------------------------
Note: Not pro forma for pending acquisition of Interval International announced on May 31, 2002.

USA Interactive-Supplemental Information Regarding Exchange Offers READ IMPORTANT FOOTNOTES AND DISCLAIMERS
As filed with the Securities and Exchange Commission on June 3, 2002.

                                                         [USA Interactive Logo]

PRO FORMA SHARE CALCULATION & MARKET CAPITALIZATION
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)


                               EXCHANGE OFFERS(1)
-------------------------------------------------------------------------------
                                   TICKETMASTER         EXPEDIA      HOTELS.COM
Exchange Price per Share              $ 22.99            $  76.86    $  51.48
Fully Diluted Minority Shares              49                  30          20
Minority Ownership %                       34%                 46%         34%
Exchange Ratio                         0.8068              2.6969      1.8064



                  USA PRO FORMA FULLY DILUTED SHARES OUTSTANDING(1)

Current USA Fully Diluted Shares Outsanding(2)                            475
USA SHARES ISSUED FOR FULLY DILUTED MINORITY INTEREST OF:(3)
   Ticketmaster                                                            40
   Expedia                                                                 81
   Hotels.com                                                              36
                                                                    ----------
      Total USA Shares Issued                                              156
                                                                    ----------
Pro Forma USA Fully Diluted Shares Outstanding                             632
                                                                    ==========


                            USA CAPITALIZATION(1)
-------------------------------------------------------------------------------
                                            PRE-DEAL    PRO FORMA
                                           ----------   ----------
USA Share Price (5/31/02)                  $    28.50   $    28.50(4)
Fully Diluted Shares Outstanding(2)               475          632
                                           ----------   ----------
Market Capitalization                      $   13,546   $   18,006
                                           ==========   ==========

INCREASE IN CAPITALIZATION BASE                         $    4,460


------------------
(1)  Fully diluted ownership of public subsidiaries and fully diluted USA shares are computed under the treasury method assuming that all proceeds, including the strike price on option (vested and unvested) and warrant exercises and tax benefits potentially obtainable from the exercise of non-qualified stock options and warrants (where applicable), are used to repurchase common stock.
(2)  Not pro forma for pending acquisition of Interval International announced on May 31, 2002.
(3)  All pro forma calculations assume exchange of 100% of the outstanding shares including fully diluted treasury method options and warrants of
     Ticketmaster, Expedia and Hotels.com.
(4)  Assumes share price is unchanged post transactions.

USA Interactive-Supplemental Information Regarding Exchange Offers READ IMPORTANT FOOTNOTES AND DISCLAIMERS
As filed with the Securities and Exchange Commission on June 3, 2002.

                                                          [USA Interactive Logo]

PRO FORMA METRICS & MULTIPLES
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA AND MULTIPLES)

                                                                PRE-DEAL        PRO FORMA
                                                              ------------    ------------
USA Share Price (5/31/02)                                     $      28.50    $      28.50
Fully Diluted Shares Outstanding                                       475             632
                                                              ------------    ------------
  Market Capitalization                                       $     13,546    $     18,006
Less: Net Cash and VUE Securities(1)                                (4,034)         (4,337)
                                                              ------------    ------------
  Enterprise Value                                            $      9,512    $     13,669
                                                              ============    ============

ADJUSTED ATTRIBUTABLE OPERATING EBITDA(2)(3)
--------------------------------------
  2002E(4)                                                    $        506    $        671(6)
  2003E(5)                                                    $        659    $        871(6)
ENTERPRISE VALUE / ADJUSTED ATTRIBUTABLE OPERATING EBITDA
  2002E                                                               18.8x           20.4x
  2003E                                                               14.4x           15.7x
ADJUSTED CASH EPS(7)(8)
-----------------
  2002E(4)                                                    $       0.39    $       0.42(6)
  2003E(5)                                                    $       0.70    $       0.71(6)
PRICE / ADJUSTED CASH EPS
  2002E                                                               73.1x           67.5x
  2003E                                                               40.6x           40.1x

-------------------
(1) Pre-deal amounts represent attributable cash totals. Pro Forma cash represents fully consolidated cash balance assuming exchange of 100% of shares. See page 5 for detail.
(2) Adjusted attributable operating EBITDA defined as operating income plus (1) depreciation and amortization, (2) amortization of non-cash distribution, marketing, and compensation expense and (3) disengagement related payments to cable operators and marketing expenses related to the transfer of HSN's distribution to cable (which has been accomplished). Excludes emerging assets.
(3) Estimated amortization of HSN cable distribution fees of $51 million in 2002 and $65 million in 2003 has been subtracted from Adjusted EBITDA.
(4) Based on USA budget released on January 29, 2002, as revised for outlook released on April 24, 2002. Figures are accurate as of January 29, 2002, and April 24, 2002, and USA is in no way updating or reconfirming these figures, or indicating that they reflect a current outlook, forecast or projection. Not pro forma for pending acquisition of Interval International announced on May 31, 2002.
(5) Based on USA budget released on January 29, 2002. For illustrative purposes only, 2003E numbers reflect a 10% updward adjustment to EBITDA as included in USA budget released on January 29, 2002 in view of outlook released on April 24, 2002. USA is in no way updating or reconfirming any previously released figures. The 2003E figures here are for purposes of illustration only and do not reflect a USA outlook, forecast or projection. Not pro forma for pending acquisition of Interval International announced on May 31, 2002.
(6)  Assumes no synergies or cost savings from the exchange offers.
(7) Adjusted cash net income per share defined as net income available to common shareholders plus (1) amortization of non-cash distribution, marketing, and compensation expense and (2) amortization of intangibles, based on fully diluted, treasury method basis, including the impact of dilutive securities and conversion of Holdco.
(8) Cash net income has been further adjusted to exclude disengagement marketing expenses of $33 million in 2002 and $18 million in 2003 related to the transfer of HSN's distribution to cable (which has been accomplished).

USA Interactive-Supplemental Information Regarding Exchange Offers READ IMPORTANT FOOTNOTES AND DISCLAIMERS
As filed with the Securities and Exchange Commission on June 3, 2002.

                                                          [USA Interactive Logo]

COMPARABLES METRICS & MULTIPLES
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA,
MULTIPLES AND JUPITER MEDIA METRIX DATA)

                                                                 USA
                                                            PRO FORMA(1)      AMAZON(2)      EBAY(3)      YAHOO(4)
                                                            -------------    ----------    ----------    ----------
Share Price (5/31/02)                                          $    28.50    $    18.23    $    55.21    $    16.02
Shares Outstanding                                                    632           373           285           610
                                                               ----------    ----------    ----------    ----------
     Market Capitalization                                     $   18,006    $    6,805    $   15,735    $    9,772
Less: Net Cash                                                     (4,337)        1,421          (705)       (1,334)
                                                               ----------    ----------    ----------    ----------
     Enterprise Value                                          $   13,669    $    8,226    $   15,030    $    8,438
                                                               ==========    ==========    ==========    ==========

ADJUSTED ATTRIBUTABLE OPERATING EBITDA
     2002E                                                     $      671    $      198    $      396    $      127
     2003E                                                     $      871    $      291    $      602    $      242
ENTERPRISE VALUE / ADJUSTED ATTRIBUTABLE OPERATING EBITDA
     2002E                                                           20.4x         41.5x         38.0x         66.4x
     2003E                                                           15.7x         28.3x         25.0x         34.9x
ADJUSTED CASH EPS
     2002E                                                     $     0.42    $    (0.01)   $     0.78    $     0.13
     2003E                                                     $     0.71    $     0.23    $     1.18    $     0.22
PRICE / ADJUSTED CASH EPS
     2002E                                                           67.5x           NM          70.8x        123.2x
     2003E                                                           40.1x         79.3x         46.8x         72.8x

                                               JUPITER MEDIA METRIX(5)
                ---------------------------------------------------------------------------
                            PROPERTY                                 UNIQUE VISITORS (000S)
                ---------------------------------                    ----------------------
                 1  AOL Time Warner Network                                     92,950
                 2  MSN-Microsoft Sites                                         83,792
                 3  Yahoo! Sites                                                80,165
                 4  Terra Lycos                                                 40,320
                 5  About/Primedia                                              36,574
                 6  Google Sites                                                34,236
                 7  Amazon Sites                                                29,474
                 8  eBay                                                        29,456
                ----------------------------------------------------------------------------
                 9  USA INTERACTIVE                                             27,176
                ----------------------------------------------------------------------------
                10  CNET Networks                                               23,986

----------------------------
(1) PLEASE SEE IMPORTANT FOOTNOTES ON PREVIOUS PAGE WHICH EXPLAIN AND QUALIFY THE USA PRO FORMA FIGURES IN THIS COLUMN.
(2)  Source: Morgan Stanley equity research report dated 4/24/02.
(3)  Source: Thomas Weisel Partners equity research report dated 4/11/02.
(4)  Source: CIBC World Markets equity research report dated 4/19/02.
(5) Source for USA Interactive: Jupiter Media Metrix April 2002 custom entity report. Source for other companies: Jupiter Media Metrix April 2002 Top 100 Properties report. Data for USA Interactive represents total unduplicated unique visitors for all USA wholly-owned and public subsidiaries.

USA Interactive-Supplemental Information Regarding Exchange Offers READ IMPORTANT FOOTNOTES AND DISCLAIMERS
As filed with the Securities and Exchange Commission on June 3, 2002.

                                                          [USA Interactive Logo]

CALCULATION OF NET CASH AND VUE SECURITIES
PRO FORMA AS OF MARCH 31, 2002
(AMOUNTS IN MILLIONS)


                                                                         ATTRIBUTABLE(1)     CONSOLIDATED
                                                                         ---------------   ---------------
CASH
----
    USA(2)(3)                                                            $         2,665   $         2,665
    Ticketmaster(4)                                                                   69               104
    Expedia                                                                          199               365
    Hotels.com                                                                       201               302
                                                                         ---------------   ---------------
       Total                                                             $         3,134   $         3,437

INVESTMENTS(5)
-------------
    $750 million face value Class A Preferred interest in VUE            $           514   $           514
    $1.75 billion face value Class B Preferred interest in VUE                     1,429             1,429
    5.4% Common interest in VUE                                                    1,000             1,000
                                                                         ---------------   ---------------
       Total Value of VUE Securities                                     $         2,943   $         2,943

    Taxes on VUE Securities(6)                                                       843               843

                                                                         ---------------   ---------------
        Value of VUE Securities less Estimated Tax Liability             $         2,100   $         2,100

                                                                         ---------------   ---------------
TOTAL CASH & VUE SECURITIES                                              $         5,234   $         5,537
                                                                         ===============   ===============

LONG-TERM DEBT(3)                                                        $           544   $           544

1.99% CONVERTIBLE PREFERRED STOCK(7)                                     $           656   $           656

                                                                         ---------------   ---------------
TOTAL DEBT & PREFERRED STOCK                                             $         1,200   $         1,200
                                                                         ===============   ===============

NET CASH AND VUE SECURITIES                                              $         4,034   $         4,337
                                                                         ===============   ===============

--------------------------
(1) Calculated based on USA's treasury method, fully diluted ownership in USA's publicly-traded subsidiaries.
(2) Pro forma for Vivendi transaction. Not pro forma for pending Interval acquisition announced on May 31, 2002.
(3)  Pro forma for redemption of Savoy bonds which closed on May 31, 2002.
(4)  Excludes cash due to clients.
(5)  Based on balance sheet carrying values.
(6) Represents estimated present value of taxes to be paid upon maturity of VUE securities.
(7) Issued in Expedia transaction. Initially convertible at $33.75, subject to a downward adjustment. Please see Expedia proxy filed November 13, 2001 for further detail.

USA Interactive-Supplemental Information Regarding Exchange Offers READ IMPORTANT FOOTNOTES AND DISCLAIMERS
As filed with the Securities and Exchange Commission on June 3, 2002.

                                                          [USA Interactive Logo]
USA INTERACTIVE
Note on Forward-Looking Statements


--------------------------------------------------------------------------------

This supplemental information contains forward-looking statements relating to possible or assumed future results of USA. It refers to the USA budget as filed with the Securities and Exchange Commission on January 29, 2002, as well as the outlook as presented in the April 24, 2002 filing with the Securities and Exchange Commission. The data contained herein is as of the January 29, 2002 budget or the outlook contained in the April 24, 2002 filing, as the case may be, other than as specifically mentioned herein. The budgeted and outlook data is not being reconfirmed or updated herein. These forward-looking statements are subject to risks and uncertainties that could cause future results to materially differ. These risks and uncertainties are described in USA's Securities and Exchange Commission filings. Any statements non-factual in nature constitute forward-looking statements which are made as of the date hereof or, in the case of the budgeted or outlook information, as of the date this information was initially filed with the Securities and Exchange Commission, and in all cases, this information is subject to change without notice. USA undertakes no obligation to update or revise any of the forward-looking statements, whether as a result of new information, future events or for any other reason. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed in the future, other than as specifically mentioned herein.

-------------------------------------------------------------------------------

USA Interactive-Supplemental Information Regarding Exchange Offers READ IMPORTANT FOOTNOTES AND DISCLAIMERS
As filed with the Securities and Exchange Commission on June 3, 2002.